UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

November 28, 2023 (November 27, 2023)
Date of Report (date of earliest event reported)

Rimini Street, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37397	36-4880301
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1700 S. Pavilion Center Drive, Suite 330
Las Vegas, NV 89135
(Address of principal executive offices) (Zip Code)

(702) 839-9671
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock, par value $0.0001 per share	RMNI	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2) of this chapter.
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

ITEM 7.01	REGULATION FD
On November 27, 2023, certain subsidiaries of Oracle Corporation (together, “Oracle”) filed a motion titled “motion for attorneys’ fees and costs for enforcing the injunction” with the United States District Court for the District of Nevada (the “District Court”) in connection with contempt proceedings brought by Oracle against Rimini Street, Inc. (the “Company”) in July 2020 alleging violations of a permanent injunction issued by the District Court in November 2018. In its January 2022 order adjudicating this matter, the District Court ruled that Oracle may recover its “reasonable attorneys’ fees and costs” against the Company.

In its motion, Oracle requested attorneys’ fees, taxable costs and non-taxable costs totaling approximately $12.2 million relating to the contempt proceedings. Oracle stated in a footnote to its motion that it intends to supplement the filing to include additional attorneys’ fees and costs incurred during the months of October and November 2023 in preparing the motion, once paid.

In accordance with the briefing schedule set by the District Court in October 2023, the Company’s response to Oracle’s motion is due sixty (60) days after Oracle’s filing, and Oracle’s reply is due twenty (20) days after the Company’s response, after which the matter will be taken under consideration for determination by the District Court. The Company reserves all rights, including appellate rights, with respect to this matter, including but not limited to the topic of whether an award of attorneys’ fees and costs in the contempt proceeding was appropriate in the first instance and the amount of any award of attorneys’ fees and costs.

All information in this Item 7.01 is presented as of the date of this Current Report on Form 8-K and not any future date, and the Company does not undertake any obligation to, and disclaims any duty to, update any of the information provided.

Please see the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2023, as filed with the United States Securities and Exchange Commission on November 1, 2023, for additional information and disclosures relating to the Company’s litigation with Oracle.

The information presented in Item 7.01 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of that section, unless the Company specifically states that the information is to be considered “filed” under the Exchange Act or specifically incorporates it by reference in any filing under the Securities Act of 1933 or the Exchange Act.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)    Exhibits.

Exhibit No.	Exhibit Title

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

RIMINI STREET, INC.

Dated: November 28, 2023	By:	/s/ Seth A. Ravin
Name: Seth A. Ravin
Title: President and Chief Executive Officer

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